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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  -------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  April 10, 2000
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                                 FTM Media, Inc.
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             (Exact name of registrant as specified in its charter)

         Delaware                       33-80321                 84-1295270
(State or other jurisdiction     (Commission File Number)      (IRS Employer
       of incorporation)                                     Identification No.)

6991 East Camelback Road, Suite D-103, Scottsdale, Arizona             85251
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         (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:  (480) 425-0099
                                                    --------------------------

                     FTM Media, Inc. a Delaware Corporation


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         (Former name or former address, if changed since last report.)



         ITEM 5.  OTHER EVENTS.
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         On April 10, 2000, FTM Media, Inc., a Delaware corporation ("FTM"), announced that it had achieved its initial milestone associated with its current round of equity financing by closing the first phase of its private placement. The Company has raised in excess of $6 million in a combination of cash and conversion of existing short term bridge notes as part of an ongoing private offering being made to high net worth "angels" and institutional investors. Each Unit being offered consists of one share of Common Stock, one Class A Warrant to purchase one share of Common Stock and one Class B Warrant to purchase one share of Common Stock.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) List of Exhibits:



     EXHIBIT NO.     TITLE
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       99.1          Press Release issued on April 10, 2000 by FTM Media, Inc.




                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    FTM MEDIA, INC.

Date:  April 10, 2000                               By:  /s/ Ron Conquest
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                                                        Ron Conquest
                                                        Chief Executive Officer


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                                INDEX TO EXHIBITS



       EXHIBIT NO.    TITLE
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         99.1         Press Release issued on April 10, 2000 by FTM Media, Inc.